EXHIBIT 10.25

                                FOURTH AMENDMENT
                               TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "Fourth Amendment") dated as of June 24, 1997, is made and entered into by and between EMCON, a California Corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank"), successor in interest to the Bank of California, N.A.

                                    RECITALS:

A. Borrower and Bank are parties to that certain Credit Agreement dated February 29, 1996 as amended from time (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

B. Borrower is currently indebted to Bank under the Agreement in the aggregate principal amount of $15,928,571 and Borrower has no defense, offset or counterclaim against Bank or any other person or entity that diminishes such indebtedness.

Now, therefore, in consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

                                   AGREEMENT:

1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.   Amendments to the Agreement.

     (a) In ARTICLE 1 - DEFINITIONS, "Termination Date" is amended in its entirety to read as follows:

              ""Terminate Date" means the earlier of (a) the date Bank may terminate making Advances or extending credit pursuant to the rights of Bank under Article 7; or (b) May 29, 1998 for the Line of Credit; or (c) June 30, 2001 for the Term Loan."

     (b) In ARTICLE 1 - DEFINITIONS, "Permitted Liens" is amended by adding the following:

         "(vii) Deed of Trust on that certain real property the common address of which is 725 Friendship Drive, New Concord, Ohio".

         "(viii) Liens created pursuant to that certain Security Agreement dated as of April 4, 1996 among Organic Waste Technologies, Inc. ("OWT") and its subsidiaries and Charter One Bank F.S.B. in support of that certain $4,850,000 Equipment Term Loan of same date to OWT (the "OWT Equipment Loan")."

     (c) Section 2.1.1 (a) Advances is hereby amended by substituting in line six the amount "$100,00.00" for the amount "$10,000.00".

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     (d) Section 5.2 (b) Tangible Net  Worth/Debt to Worth is hereby  amended by substituting the amount "Forty-One Million Dollars ($41,000,000)" for the amount "Thirty Six Million Dollars ($36,000,000)".

     (e) Section 5.4 (b) Year-End Financial Statements is hereby amended by deleting in line four the words "and consolidating".

     (f) Section 5.4 (e) Financial Projections is hereby amended in its entirety to read as follows:

         "As soon as available, but no later than December 31 of the prior year, a complete copy of Borrower's annual, company-prepared projections for the ensuing fiscal year, which shall include consolidating and consolidated statements of income."

     (g) Section 6.7 Loans/Investments is hereby amended by adding the following:

         "(j)  The OWT Equipment Loan"

         "(k) A mortgage on that certain real property the common address of which is 725 Friendship Drive, New Concord, Ohio in a principle amount not to exceed One Million Two Hundred Thousand Dollars ($1,200,000)."

     (h) Section 6.8 Limitation on Capital Expenditures/Leases is amended in its entirety to read as follows:

              "Expend or be committed to expend, on a consolidated basis, Four Million Dollars ($4,000,000) or more in the aggregate for the acquisition of gross fixed assets or the lease or rental of gross fixed assets under capital leases during the term of this Agreement; provided, however, Borrower may obtain operating lease lines to be used solely for the purpose of financing leachate evaporation systems projects in an amount not to exceed an aggregate of Five Million Dollars ($5,000,000) and so long as the creation of such lease lines does not cause a violation of any financial covenants set forth in Section 5.2 of this Agreement."

3. Effectiveness of the Fourth Amendment. This Fourth Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a)  The counterpart of this Fourth Amendment, duly executed by Borrower;

     (b)  The Promissory Note, duly executed by Borrower;

     (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

     (d) A non-refundable fee of Fifteen Thousand Dollars ($15,000) for the Line of Credit.

4. Ratification. Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

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5.   Representations and Warranties.  Borrower represents and warrants as follows:

     (a) Each of the representations and warranties contained in the Agreement, as may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of the Fourth Amendment and any other instruments or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     (c) No event has occurred and is continuing or would result from this Fourth Amendment which constitutes or would constitute an Event of Default under the Agreement.

6. Governing Law. This Fourth Amendment and all other instruments or documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7. Counterparts. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.



UNION BANK OF CALIFORNIA, N.A.         EMCON

By:      /s/William C. Hinch              By:   \s\Eugene M. Herson
        -------------------------               ------------------------------
Title:   Vice President                Title:    CEO and President
        -------------------------               ------------------------------
                                       By:      \s\R. Michael Momboisse
                                                ------------------------------
                                       Title:   CFO and Vice President, Legal
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